AMENDED RULE 18f-3 PLAN

1.              A portfolio (“Portfolio”) of The RBB Fund, Inc. (“Company”) may issue more than one class of voting stock (“Class”), provided that:

(a)          Each such Class:

(1)          (i) Shall have a different arrangement for shareholder services or the distribution of securities or both, and shall pay all of the expenses of that arrangement; and

(ii) May pay a different share of other expenses, not including advisory or custodial fees or other expenses related to the management of the Portfolio’s assets, if those expenses are actually incurred in a different amount by that Class, or if the Class receives services of a different kind or to a different degree than other Classes;

(2)       Shall have exclusive voting rights on any matter submitted to shareholders that relates solely to its arrangement;

(3)       Shall have separate voting rights on any matter submitted to shareholders in which the interests of one Class differ from the interests of any other Class; and

(4)       Shall have in all other respects the same rights and obligations as each other class.

(b)       Expenses may be waived or reimbursed by the Portfolio’s adviser, underwriter, or any other provider of services to the Portfolio.

(c)          (1)       Any payments made under paragraph (a)(1)(i) of this Amended Rule 18f-3 Plan (the “Plan”) shall conform to Appendix A to this Plan, as such Appendix A shall be amended from time to time by the Board of Directors of the Company (“Board”).

(2)       Before any vote on the Plan or Appendix A, the Directors shall be provided, and any agreement relating to a Class arrangement shall require the parties thereto to furnish, such information as may be reasonably necessary to evaluate the Plan.

(3)       The provisions of the Plan in Appendix A are severable for each Class, and whenever any action is to be taken with respect to the Plan in Appendix A, that action will be taken separately for each Class.

(d)       A Portfolio may offer a Class with an exchange privilege providing that securities of the Class may be exchanged for certain securities of another Portfolio or another Class of the same Portfolio. Such exchange privileges are summarized in Appendix B, as may be modified by the Board from time to time, and are set forth in greater detail in the prospectuses of each of the Classes.

Appendix A

RBB FUND

Current Distribution Fee Levels

As of December 20, 2023

Adviser / Series	Class	Class Designation	12b-1 Plan	Non 12b-1	Front-End Sales Charge
Abbey Capital Limited
Abbey Capital Futures Strategy Fund	Class A	RRRRR	0.25%	No	5.75%
	Class C	SSSSS	1.00%	No	No
	Class I	TTTTT	No	No	No
	Class T	NNNNNN	0.25%	No	2.50%
Abbey Capital Multi Asset Fund	Class I	VVVVVV	No	No	No
	Class A	WWWWWW	0.25%	No	5.75%
	Class C	XXXXXX	1.00%	No	No

Altair Advisers LLC
Adara Smaller Companies Fund	1 Class	UUUUU	No	No	No
Aquarius International Fund	1 Class	UUUUUU	No	No	No

Boston Partners Global Investors, Inc.
Boston Partners Long/Short Equity Fund	Investor Class	JJJ	0.25%	No	No
	Institutional Class	III	No	No	No
Boston Partners Small Cap Value Fund II	Investor Class	EEE	0.25%	No	No
	Institutional Class	DDD	No	No	No
Boston Partners All-Cap Value Fund	Investor Class	WW	0.25%	No	No
	Institutional Class	VV	No	No	No
WPG Partners Select Small Cap Value Fund	Institutional Class	OOOOOOO	No	0.25%	No
WPG Partners Small Cap Value Diversified Fund	Institutional Class	UUU	No	0.25%	No
Boston Partners Long/Short Research Fund	Investor Class	AAAAA	0.25%	No	No
	Institutional Class	BBBBB	No	No	No
Boston Partners Global Equity Fund	Investor Class	CCCCC	0.25%	No	No
	Institutional Class	DDDDD	No	No	No
Boston Partners Global Long/Short Fund	Investor Class	JJJJJ	0.25%	No	No
	Institutional Class	KKKKK	No	No	No
Boston Partners Emerging Markets Dynamic Equity Fund	Institutional Class	WWWWW	No	No	No
Boston Partners Emerging Markets Fund	Institutional Class	SSSSSS	No	No	No
Boston Partners Global Long/Short Fund	Institutional Class	JJJJJ	No	No	No
	Investor Class	KKKKK	0.25%	No	No
Boston Partners Global Sustainability Fund	Institutional Class	PPPPPPP	No	No	No

Campbell & Company Investment Adviser LLC
Campbell Systematic Macro Fund	Class A	OOOOOO	0.25%	No	5.75%
	Class I	PPPPPP	No	No	No
	Class C	RRRRRR	1.00%	No	No

Adviser / Series	Class	Class Designation	12b-1 Plan	Non 12b-1	Front-End Sales Charge
F/m Investments, LLC d/b/a Oakhurst Capital Management, LLC
Oakhurst Fixed Income Fund	Institutional Class	EEEEEEEE	No	No	No
	Retail Class	FFFFFFFF	0.25%	No	No

Oakhurst Short Duration Bond Fund	Institutional Class	GGGGGGGG	No	No	No
	Retail Class	HHHHHHHH	0.25%	No	No

Oakhurst Short Duration High Yield Cred Fund	Institutional Class	IIIIIIII	No	No	No
	Retail Class	JJJJJJJJ	0.25%	No	No

F/m Investments, LLC
F/m Investments Large Cap Focused Fund	Institutional Class	KKKKKKKK	No	No	No
	Investor Class	LLLLLLLL	0.25%	No	No

F/m Investments, LLC d/b/a North Slope Capital, LLC
US Treasury 30 Year Bond ETF	1 Class	SSSSSSS	No	No	No
US Treasury 20 Year Bond ETF	1 Class	TTTTTTT	No	No	No
US Treasury 10 Year Note ETF	1 Class	UUUUUUU	No	No	No
US Treasury 7 Year Note ETF	1 Class	VVVVVVV	No	No	No
US Treasury 5 Year Note ETF	1 Class	WWWWWWW	No	No	No
US Treasury 3 Year Note ETF	1 Class	XXXXXXX	No	No	No
US Treasury 2 Year Note ETF	1 Class	YYYYYYY	No	No	No
US Treasury 12 Month Bill ETF	1 Class	ZZZZZZZ	No	No	No
US Treasury 6 Month Bill ETF	1 Class	AAAAAAAA	No	No	No
US Treasury 3 Month Bill ETF	1 Class	BBBBBBBB	No	No	No

F/m Opportunistic Income ETF	1 Class	MMMMMMMM	No	No	No
F/m 15+ Year Investment Grade Corporate Bond ETF	1 Class	NNNNNNNN	No	No	No
F/m 30-Year Investment Grade Corporate Bond ETF	1 Class	OOOOOOOO	No	No	No
F/m 20-Year Investment Grade Corporate Bond ETF	1 Class	PPPPPPPP	No	No	No
F/m 10-Year Investment Grade Corporate Bond ETF	1 Class	QQQQQQQQ	No	No	No
F/m 7-Year Investment Grade Corporate Bond ETF	1 Class	RRRRRRRR	No	No	No
F/m 5-Year Investment Grade Corporate Bond ETF	1 Class	SSSSSSSS	No	No	No
F/m 3-Year Investment Grade Corporate Bond ETF	1 Class	TTTTTTTT	No	No	No
F/m 2-Year Investment Grade Corporate Bond ETF	1 Class	UUUUUUUU	No	No	No
F/m 1 Year Investment Grade Corporate Bond ETF	1 Class	VVVVVVVV	No	No	No
F/m 6-Month Investment Grade Corporate Bond ETF	1 Class	WWWWWWWW	No	No	No

Adviser / Series	Class	Class Designation	12b-1 Plan	Non 12b-1	Front-End Sales Charge
Matson Money, Inc.
Free Market U.S. Equity Fund	1 Class	BBBB	No	No	No
Free Market International Equity Fund	1 Class	CCCC	No	No	No
Free Market Fixed Income Fund	1 Class	DDDD	No	No	No
Matson Money U.S. Equity VI Portfolio	1 Class	LLLLL	No	No	No
Matson Money International Equity VI Portfolio	1 Class	MMMMM	No	No	No
Matson Money Fixed Income VI Portfolio	1 Class	NNNNN	No	No	No

Motley Fool Asset Management, LLC
Motley Fool 100 Index ETF	1 Class	TTTTTT	No	No	No
Motley Fool Small-Cap Growth ETF	1 Class	YYYYYY	No	No	No
Motley Fool Global Opportunities ETF	1 Class	KKKKKKK	No	No	No
Motley Fool Mid-Cap Growth ETF	1 Class	LLLLLLL	No	No	No
Motley Fool Next Index ETF	1 Class	MMMMMMM	No	No	No
Motley Fool Capital Efficiency 100 Index ETF	1 Class	NNNNNNN	No	No	No

Optima Asset Management, LLC
Optima Strategic Credit Fund	Founders Class	QQQQQQQ	No	No	No
	Investor Class	RRRRRRR	0.25%	No	No

Summit Global Investments LLC
SGI U.S. Large Cap Equity Fund	Class A	GGGGG	0.25%	No	5.25%
	Class I	HHHHH	No	No	No
	Class C	ZZZZZ	1.00%	No	No

SGI U.S. Small Cap Equity Fund	Class A	AAAAAA	0.25%	No	5.25%
	Class I	BBBBBB	No	No	No
	Class C	CCCCCC	1.00%	No	No
SGI Global Equity Fund	Class I	OOOOO	No	No	No
	Class A	PPPPP	0.25%	No	5.25%
	Class C	QQQQQ	1.00%	No	No

SGI Small Cap Core Fund	Class I	NNN	No	No	No
SGI Peak Growth Fund	Class I	DDDDDDD	No	0.25%	No
SGI Prudent Growth Fund	Class I	EEEEEEE	No	0.25%	No
SGI U.S. Large Cap Equity VI Portfolio	1 Class	CCCCCCC	No	No	No

SGI U.S. Large Cap Core ETF	1 Class	DDDDDDDD	No	No	No
SGI Dynamic Tactical ETF	1 Class	CCCCCCCC	No	No	No

Appendix B

EXCHANGE PRIVILEGES OF THE PORTFOLIOS

OF THE RBB FUND, INC.*

*During periods when these Portfolios are closed they are not eligible for exchange with the exception of an exchange from one class of shares into another class of shares within the same Portfolio.

FAMILY	May Be Exchanged For Any of
Abbey Capital Funds

Abbey Capital Futures Strategy Fund (RRRRR)*

Abbey Capital Futures Strategy Fund (SSSSS)*

Abbey Capital Futures Strategy Fund (TTTTT)*

Abbey Capital Multi Asset Fund (VVVVVV)*

Abbey Capital Multi Asset Fund (WWWWWW)*

Abbey Capital Multi Asset Fund (XXXXXX)*

*provided the shareholder meets the eligibility requirements for the class shares are being exchanged for or is otherwise eligible to purchase that class of shares

Abbey Capital Futures Strategy Fund (RRRRR)

Abbey Capital Futures Strategy Fund (SSSSS)

Abbey Capital Futures Strategy Fund (TTTTT) Abbey Capital Multi Asset Fund (VVVVVV)

Abbey Capital Multi Asset Fund (WWWWWW)

Abbey Capital Multi Asset Fund (XXXXXX)

Boston Partners Investment Funds (Investor Classes)

Boston Partners All-Cap Value (WW)

Boston Partners Small Cap Value II (EEE)

Boston Partners Long/Short Equity Fund (JJJ)

Boston Partners Long/Short Research Fund (AAAAA)

Boston Partners Global Equity Fund (CCCCC)

Boston Partners Global Long/Short Fund (KKKKK)

Boston Partners All-Cap Value (WW)

Boston Partners Small Cap Value II (EEE)

Boston Partners Long/Short Equity Fund (JJJ)

Boston Partners Long/Short Research Fund (AAAAA)

Boston Partners Global Equity Fund (CCCCC)

Boston Partners Global Long/Short Fund (KKKKK)

Boston Partners All-Cap Value (VV)*

Boston Partners Small Cap Value II (DDD)*

Boston Partners Long/Short Equity (III)*

WPG Partners Select Small Cap Value Fund (OOOOOOO)

WPG Partners Small Cap Value Diversified Fund (UUU)*

Boston Partners Long/Short Research Fund (BBBBB)*

Boston Partners Global Equity Fund (DDDDD)*

Boston Partners Global Long/Short Fund (KKKKK)*

Boston Partners Emerging Markets Dynamic Equity Fund (WWWWW)*

Boston Partners Emerging Markets Fund (SSSSSS)*

Boston Partners Global Long/Short Fund (JJJJJ)*

Boston Partners Global Sustainability Fund (PPPPPPP)*

*provided the accumulated net asset value

exceeds the minimum initial investment amount for Institutional Class Shares or the shareholder is otherwise eligible to purchase Institutional Class Shares and the investor is a financial intermediary sponsored fee-based program.

FAMILY		May Be Exchanged For Any of
Boston Partners Investment Funds (Institutional Classes)

Boston Partners All-Cap Value (VV)

Boston Partners Small Cap Value II (DDD)

Boston Partners Long/Short Equity (III)

WPG Partners Select Small Cap Value Fund (OOOOOOO)

WPG Partners Small Cap Value Diversified Fund (UUU)

Boston Partners Long/Short Research Fund (BBBBB)

Boston Partners Global Equity Fund (DDDDD)

Boston Partners Global Long/Short Fund (KKKKK)

Boston Partners Emerging Markets Dynamic Equity Fund (WWWWW)

Boston Partners Emerging Markets Fund (SSSSSS)

Boston Partners Global Long/Short Fund (JJJJJ)

Boston Partners Global Sustainability Fund (PPPPPPP)

Boston Partners All-Cap Value (WW)*

Boston Partners Small Cap Value II (EEE)*

Boston Partners Long/Short Equity Fund (JJJ)*

Boston Partners Long/Short Research Fund (AAAAA)*

Boston Partners Global Equity Fund (CCCCC)*

Boston Partners Global Long/Short Fund (JJJJJ)* Boston Partners All-Cap Value (VV)

Boston Partners Small Cap Value II (DDD)

Boston Partners Long/Short Equity (III)

WPG Partners Select Small Cap Value Fund (OOOOOOO)

WPG Partners Small Cap Value Diversified Fund (UUU)

Boston Partners Long/Short Research Fund (BBBBB)

Boston Partners Global Equity Fund (DDDDD)

Boston Partners Global Long/Short Fund (JJJJJ)

Boston Partners Emerging Markets Dynamic Equity Fund (WWWWW)

Boston Partners Emerging Markets Fund (SSSSSS)

Boston Partners Global Long/Short Fund (KKKKK)

Boston Partners Global Sustainability Fund (PPPPPPP)

*provided the investor is a financial intermediary sponsored fee-based program.

Matson Money Free Market Funds (I Class)	Free Market U.S. Equity Fund (BBBB) Free Market International Equity Fund (CCCC) Free Market Fixed Income Fund (DDDD)	Free Market U.S. Equity Fund (BBBB) Free Market International Equity Fund (CCCC) Free Market Fixed Income Fund (DDDD)
Campbell Systematic Macro Fund	Campbell Systematic Macro Fund (OOOOOO) Campbell Systematic Macro Fund (PPPPPP) Campbell Systematic Macro Fund (RRRRRR)

Campbell Systematic Macro Fund (OOOOOO)*

Campbell Systematic Macro Fund (PPPPPP)*

Campbell Systematic Macro Fund (RRRRRR)*

*provided the beneficial holder is in a financial intermediary sponsored fee-based program and the shareholder meets the eligibility requirements for that class of Shares or the shareholder is otherwise eligible to purchase that class of Shares.

FAMILY		May Be Exchanged For Any of
Optima Strategic Credit Fund	Optima Strategic Credit Fund (QQQQQQQ) Optima Strategic Credit Fund (RRRRRRR)

Optima Strategic Credit Fund (QQQQQQQ)

Optima Strategic Credit Fund (RRRRRRR)*

*provided the beneficial holder is in a financial intermediary sponsored fee-based program and the shareholder meets the eligibility requirements for that class of Shares or the shareholder is otherwise eligible to purchase that class of Shares.

SGI Funds (Class I Shares)	SGI Peak Growth Fund (DDDDDDD) SGI Prudent Growth Fund (EEEEEEE)	SGI Peak Growth Fund (DDDDDDD) SGI Prudent Growth Fund (EEEEEEE)
SGI Funds (Class I Shares)	SGI U.S. Large Cap Equity Fund (HHHHH) SGI U.S. Small Cap Equity Fund (BBBBBB) SGI Global Equity Fund (OOOOO) SGI Small Cap Core Fund (NNN)

SGI U.S. Large Cap Equity Fund (HHHHH)

SGI Global Equity Fund (OOOOO)

SGI Small Cap Core Fund (NNN)

SGI U.S. Large Cap Equity Fund (GGGGG)*

SGI Global Equity Fund (PPPPP)*

SGI U.S. Large Cap Equity Fund (ZZZZZ)*

SGI Global Equity Fund (QQQQQ)*

*provided the shareholder meets the eligibility requirements for the class of shares or is otherwise eligible to purchase the class of shares and the investor is a financial intermediary sponsored fee-based program.

SGI Funds (Class A Shares)	SGI U.S. Large Cap Equity Fund (GGGGG) SGI U.S. Small Cap Equity Fund (BBBBBB) SGI Global Equity Fund (PPPPP)

SGI U.S. Large Cap Equity Fund (GGGGG)

SGI Global Equity Fund (PPPPP)

SGI U.S. Large Cap Equity Fund (HHHHH)*

SGI Global Equity Fund (OOOOO)*

SGI U.S. Large Cap Equity Fund (ZZZZZ)*

SGI Global Equity Fund (QQQQQ)*

SGI Small Cap Core Fund (NNN)*

*provided the shareholder meets the eligibility requirements for the class of shares or is otherwise eligible to purchase the class of shares and the investor is a financial intermediary sponsored fee-based program.

FAMILY		May Be Exchanged For Any of
SGI Funds (Class C Shares)	SGI U.S. Large Cap Equity Fund (ZZZZZ) SGI U.S. Small Cap Equity Fund (BBBBBB) SGI Global Equity Fund (QQQQQ)

SGI U.S. Large Cap Equity Fund (ZZZZZ)

SGI Global Equity Fund (QQQQQ)

SGI U.S. Large Cap Equity Fund (HHHHH)*

SGI Global Equity Fund (OOOOO)*

SGI U.S. Large Cap Equity Fund (GGGGG)*

SGI Global Equity Fund (PPPPP)*

SGI Small Cap Core Fund (NNN)*

*provided the shareholder meets the eligibility requirements for the class of shares or is otherwise eligible to purchase the class of shares and the investor is a financial intermediary sponsored fee-based program.